Exhibit 3.1

FIFTH WALL ACQUISITION CORP. III

ARTICLES OF INCORPORATION

ARTICLE I

INCORPORATOR

The undersigned, Andriy Mykhhaylovskyy, whose address is c/o Fifth Wall, 1 Little West 12th Street, Fourth Floor, New York, NY being at least 18 years of age, by these Articles of Incorporation and by Articles of Conversion, does hereby convert Fifth Wall Acquisition Corp. III, a Cayman Islands exempted company, which was formed on February 19, 2021, into a corporation formed under the general laws of the State of Maryland.

ARTICLE II

NAME

The name of the corporation (the “Corporation”) is:

Fifth Wall Acquisition Corp. III

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of the charter of the Corporation (the “Charter”), “REIT” means a real estate investment trust under Sections 856 through 860 of the Code or any successor provisions.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland are CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be six, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws of the Corporation (the “Bylaws”), but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The names of the directors who shall serve until the next annual meeting of stockholders and until their successors are duly elected and qualify are:

Brendan Wallace Andriy Mykhaylovskyy Adeyemi Ajao Alana Beard Poonam Sharma Amanda Parness

The Directors shall be elected in the manner provided in the Bylaws and, subject to the immediately succeeding paragraph, any vacancy on the Board of Directors may be filled in the manner provided in the Bylaws.

The Corporation elects, effective at such time as it becomes eligible under Section 3-802 of the MGCL to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the directors remaining in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

Section 5.2 Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.3 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend or for the purpose of qualifying as a REIT under the Code), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 5.4 Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security

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of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors upon such terms and conditions as may be specified by the Board of Directors, determines that such rights apply, with respect to all or any shares of all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 5.5 Determinations by Board. The determination as to any of the following matters, made by or pursuant to the direction of the Board of Directors, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, acquisition of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, cash flow, funds from operations, adjusted funds from operations, core earnings, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been set aside, paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Charter (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any shares of any class or series of stock of the Corporation) or of the Bylaws; the number of shares of stock of any class or series of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; any interpretation of the terms and conditions of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other entity; the compensation of directors, officers, employees or agents of the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 5.6 REIT Qualification. From and after the date that the Board of Directors determines that it is in the best interest of the Corporation to qualify as a REIT for U.S. federal income tax purposes, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to cause the Corporation to qualify as a REIT and to preserve its status as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election. The Board of Directors, in its sole and absolute discretion, also may (a) determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for prospective or ongoing REIT qualification and (b) make any other determination or take any other action pursuant to Article VII.

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Section 5.7 Removal of Directors. Subject to the rights of holders of shares of one or more classes or series of Preferred Stock (as defined below) to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

ARTICLE VI

STOCK

Section 6.1 Authorized Shares. The Corporation has authority to issue 600,000,000 shares of stock, consisting of 500,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and 100,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”), 50,000 of which have been classified as Series A Convertible Redeemable Preferred Stock, 97,000 of which have been classified as Series 1 Convertible Redeemable Preferred Stock and 60,000 of which have been classified as Series 2 Convertible Preferred Stock. The aggregate par value of all authorized shares of stock having par value is $60,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 6.2, 6.3 or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board of Directors and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 6.2 Common Stock. Subject to the provisions of Article VII and except as may otherwise be specified in the Charter, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock.

Section 6.3 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any class or series from time to time into one or more classes or series of stock.

Section 6.3.1 Series A Convertible Redeemable Preferred Stock. 50,000 shares of Preferred Stock shall be classified as Series A Convertible Redeemable Preferred Stock of the Corporation with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption set forth on Annex A hereto.

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Section 6.3.2 Series 1 Convertible Redeemable Preferred Stock. 97,000 shares of Preferred Stock shall be classified as Series 1 Convertible Redeemable Preferred Stock of the Corporation with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption set forth on Annex B hereto.

Section 6.3.3 Series 2 Convertible Preferred Stock. 60,000 shares of Preferred Stock shall be classified as Series 2 Convertible Preferred Stock of the Corporation with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption set forth on Annex C hereto.

Section 6.4 Classified or Reclassified Shares. Prior to the issuance of classified or reclassified shares of any class or series of stock, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.

Section 6.5 Action by Stockholders. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of the proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by the Board of Directors and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to the Corporation in accordance with the MGCL. The Corporation shall give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action.

Section 6.6 Charter and Bylaws. The rights of all stockholders and the terms of all stock of the Corporation are subject to the provisions of the Charter and the Bylaws.

Section 6.7 Distributions. Except as may otherwise be provided in the terms of any class or series of Preferred Stock, in determining whether a distribution (other than upon liquidation, dissolution or winding up) is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights upon dissolution are superior to those receiving the distribution, shall not be added to the Corporation’s total liabilities.

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ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean 9.8 percent in value of the aggregate of the outstanding shares of Capital Stock, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8 of the Charter or such other percentage that the Board of Directors determines appropriate, relying on the type of information and representations described in Section 7.2.7 of the Charter.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Charter or by the Board of Directors pursuant to Section 7.2.7.

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Existing Holder. The term “Existing Holder” shall mean any Person who is the Beneficial Owner or Constructive Owner of shares of Capital Stock in excess of the Aggregate Stock Ownership Limit or Ownership Limit, as applicable, on the Initial Date, so long as, but only so long as, such Person Beneficially Owns or Constructively Owns shares of Capital Stock in excess of the Aggregate Stock Ownership Limit or Ownership Limit, as applicable.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7 and subject to adjustment pursuant to Section 7.2.7, the percentage limit established by the Board of Directors pursuant to Section 7.2.7.

Existing Holder Limit. The term “Existing Holder Limit” shall mean the Existing Holder’s percentage of the outstanding Capital Stock Beneficially Owned or Constructively Owned by such Existing Holder on the Initial Date, unless otherwise adjusted pursuant to Section 7.2.7(e); provided, however, that such Person’s Existing Holder Limit upon any Reduction Event shall be the higher of (x) the foregoing percentage as adjusted by the Reduction Event and (y) the Common Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable.

Individual. The term “Individual” means an “individual” within the meaning of Section 542(a)(2) of the Code, but not including a qualified trust subject to the look through rule of Section 856(h)(3)(A)(i) of the Code.

Initial Date. The term “Initial Date” shall mean 12:01 a.m., Eastern Time, on the date immediately following the consummation of the Transaction.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq or, if such Capital Stock is not listed or admitted to trading on the Nasdaq, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined by the Board of Directors.

Nasdaq. The term “Nasdaq” shall mean the Nasdaq Stock Market.

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Ownership Limit. The term “Ownership Limit” shall mean 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of each class or series of stock of the Corporation, including Common Stock and Preferred Stock, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8 of the Charter or such other percentage that the Board of Directors determines appropriate, relying on the type of information and representations described in Section 7.2.7 of the Charter.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of this Article VII, would Beneficially Own or Constructively Own shares of Capital Stock in violation of Section 7.2.1, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Reduction Event. The term “Reduction Event” shall mean the issuance of Capital Stock by the Corporation or any sale of Capital Stock by an Existing Holder.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines pursuant to Section 5.6 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to attempt to, or continue to, qualify as a REIT.

Transaction. The term “Transaction” means the merger of Queen Merger Sub I, a Maryland corporation, with and into Mobile Infrastructure Corporation, a Maryland corporation (as the surviving entity, the “Surviving Company”), followed by the merger of the Surviving Company with and into the Corporation.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such action or cause any such event, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

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Trust. The term “Trust” shall mean any trust provided for in Section 7.3.1.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of the Trust.

Section 7.2 Capital Stock.

Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 7.4:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder or an Existing Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder or an Existing Holder, shall Beneficially Own or Constructively Own shares of any class or series of stock of the Corporation, including Common Stock and Preferred Stock, in excess of the Ownership Limit, (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder, and (4) no Existing Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Existing Holder Limit for such Existing Holder.

(ii) Except with respect to any shares of Capital Stock Beneficially Owned or Constructively Owned by an Existing Holder as of the Initial Date, no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, without limitation, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) Any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(b) Transfer in Trust. If any Transfer of shares of Capital Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii),

(i) then that number of shares of the Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

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(ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iii) To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 7.2.1(b), a violation of any provision of this Article VII would nonetheless be continuing (for example where the ownership of shares of Capital Stock by a single Trust would violate the 100 stockholder requirement applicable to REITs), then shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article VII.

Section 7.2.2 Remedies for Breach. If the Board of Directors shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors.

Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s prospective or ongoing status as a REIT.

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Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a) every owner of five percent or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s prospective or ongoing status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Ownership Limit; and

(b) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in order to determine the Corporation’s prospective or ongoing status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Section 7.2.5 Remedies Not Limited. Subject to Section 5.5 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation in preserving the Corporation’s prospective or ongoing status as a REIT.

Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Directors may determine the application of the provisions of this Section 7.2 or Section 7.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 7.2 or Section 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors may determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3. Absent a decision to the contrary by the Board of Directors, if a Person would have (but for the remedies set forth in Section 7.2.2) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 7.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 7.2.7 Exceptions.

(a) Subject to Section 7.2.1(a)(ii), the Board of Directors may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary for the Board to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 7.2.1(a)(ii);

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(ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as the Board of Directors determines are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT shall not be treated as a tenant of the Corporation); and

(iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3.

(b) Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c) Subject to Section 7.2.1(a)(ii), an underwriter which participates in a public offering, forward sale or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering, forward sale or private placement.

(d) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, (2) unless the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder provide otherwise, at any time after the Excepted Holder no longer Beneficially Owns or Constructively Owns shares of Capital Stock in excess of the Ownership Limit or the Aggregate Stock Ownership Limit or (3) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit or the Aggregate Stock Ownership Limit.

(e) The Board of Directors is hereby expressly vested with the full power and authority to reduce the Existing Holder Limit as in effect from time to time on and after the date hereof for an Existing Holder. No such reduction shall constitute or be deemed to constitute an amendment of the Charter, and shall take effect automatically without any action on the part of any stockholder as of the date specified by the Board of Directors that is subsequent to the Board

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resolution approving and effecting such reduction. An Existing Holder shall not be deemed to have violated either the Aggregate Stock Ownership Limit or the Ownership Limit, as applicable, until such time as such Existing Holder’s percentage of ownership of Capital Stock, having fallen below the Ownership Limit or Aggregate Stock Ownership Limit, as applicable, again exceeds the Ownership Limit or Aggregate Stock Ownership Limit, as applicable.

Section 7.2.8 Increase or Decrease in Ownership or Aggregate Stock Ownership Limits. Subject to Section 7.2.1(a)(ii) and this Section 7.2.8, the Board of Directors may from time to time following the Initial Date increase or decrease the Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and increase or decrease the Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons. No decreased Ownership Limit or Aggregate Stock Ownership Limit will be effective for any Person whose percentage of ownership of Capital Stock is in excess of such decreased Ownership Limit or Aggregate Stock Ownership Limit, as applicable, until such time as such Person’s percentage of ownership of Capital Stock equals or falls below the decreased Ownership Limit or Aggregate Stock Ownership Limit, as applicable; provided, however, any further acquisition of Capital Stock by any such Person (other than a Person for whom an exemption has been granted pursuant to Section 7.2.7(a) or an Excepted Holder) in excess of the Capital Stock owned by such person on the date the decreased Ownership Limit or Aggregate Stock Ownership Limit, as applicable, became effective will be in violation of the Ownership Limit or Aggregate Stock Ownership Limit. No increase to the Ownership Limit or Aggregate Stock Ownership Limit may be approved if, following the Initial Date, the new Ownership Limit and/or Aggregate Stock Ownership Limit would allow five or fewer Individuals to Beneficially Own, in the aggregate more than 49.9% in value of the outstanding Capital Stock or otherwise cause the Corporation to fail to qualify as a REIT. Prior to increasing or decreasing the Ownership Limit or the Aggregate Stock Ownership Limit pursuant to this Section 7.2.8, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements, in form and substance satisfactory to the Board of Directors, as it may deem necessary or advisable in order to determine or ensure the Corporation’s qualification as a REIT.

Section 7.2.9 Legend. Each certificate for shares of Capital Stock, if certificated, shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s prospective or ongoing status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of the Ownership Limit unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable) or an Existing Holder (in which case the Existing Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of the Aggregate Stock

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Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable) or an Existing Holder (in which case the Existing Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts or intends to Beneficially Own or Constructively Own shares of Capital Stock which cause or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership provided in (i), (ii) or (iii) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole and absolute discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, if the ownership restrictions provided in (iv) above would be violated or upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.

Instead of the foregoing legend, the certificate or any notice in lieu of a certificate may state that the Corporation will furnish a full statement about certain restrictions on ownership and transfer of the shares to a stockholder on request and without charge.

Section 7.3 Transfer of Capital Stock in Trust.

Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

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Section 7.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

Section 7.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or other distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or other distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of Capital Stock held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole and absolute discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trust and (ii) to recast such vote; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its stock transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes and determining the other rights of stockholders.

Section 7.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed

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by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

Section 7.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which has been paid to the Prohibited Owner and is owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 7.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary or Charitable Beneficiaries of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary or Charitable Beneficiaries and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided in Section 7.2.1(b) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.

Section 7.4 Nasdaq Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the Nasdaq or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

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Section 7.6 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

ARTICLE IX

LIMITATION OF LIABILITY; INDEMNIFICATION

AND ADVANCE OF EXPENSES

Section 9.1 Limitation of Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.

Section 9.2 Indemnification and Advance of Expenses. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter shall vest immediately upon the election of a director or officer. The Corporation may, with the approval of its Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in the Charter shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance or agreement or otherwise.

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Section 9.3 Amendment or Repeal. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or the Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sections of this Article IX with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE X

EFFECTIVE TIME

These Articles of Incorporation shall become effective at 10:06 a.m., Eastern Time, on August 25, 2023.

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IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 25th day of August, 2023.

/s/ Andriy Mykhaylovskyy
Andriy Mykhaylovskyy
Incorporator

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ANNEX A

SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK

1. Designation and Number. A series of Preferred Stock, designated the “Series A Convertible Redeemable Preferred Stock” (the “Series A Preferred Stock”), is hereby established. The number of shares of Series A Preferred Stock shall be 50,000. The par value of the Series A Preferred Stock shall be $0.0001.

2. Definitions. In addition to the capitalized terms elsewhere defined herein, the following terms, when used herein, shall have the meanings indicated:

(a) “Listing Event” shall mean either (i) the listing of the Common Stock (as defined in the Charter) on a national securities exchange or (ii) a merger, sale of all or substantially all of the Corporation’s assets or another transaction, in each case, approved by the Board of Directors in which the holders of Common Stock will receive shares of common stock that are listed on a national securities exchange, or options or warrants to acquire shares of common stock that are listed on a national securities exchange, in exchange for their existing shares, options and warrants of the Corporation, as applicable.

(b) “Merger” shall mean the merger of Mobile (as defined below) with and into the Corporation, as contemplated by the Agreement and Plan of Merger, dated as of December 13, 2022, as amended by the First Amendment to Agreement and Plan of Merger, dated as of March 23, 2023, by and between the Corporation, Mobile and Queen Merger Sub I, a Maryland corporation.

(c) “Mobile” shall mean Mobile Infrastructure Corporation, a Maryland corporation.

(d) “Mobile Preferred Stock” shall mean the Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share, of Mobile.

(e) “Nasdaq” shall mean the Nasdaq Stock Market.

(f) “Person” shall mean any company, limited liability company, partnership, trust, organization, association, other entity or individual.

(g) “Trading Day” shall mean, (i) if the Common Stock is listed or admitted to trading on Nasdaq, a day on which Nasdaq is open for the transaction of business, (ii) if the Common Stock is not listed or admitted to trading on Nasdaq but is listed or admitted to trading on another national securities exchange or automated quotation system, a day on which such national securities exchange or automated quotation system, as the case may be, on which the Common Stock is listed or admitted to trading is open for the transaction of business, or (iii) if the Common Stock is not listed or admitted to trading on any national securities exchange or automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(h) “VWAP” shall mean, for any Trading Day, the volume-weighted average price, calculated by dividing the aggregate value of Common Stock traded on Nasdaq during regular hours (price per share multiplied by number of shares traded) by the total volume (number of shares) of Common Stock traded on Nasdaq (or such other national securities exchange or automated quotation system on which the Common Stock is listed) for such Trading Day, or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day as determined by the Board of Directors in a commercially reasonable manner, using a volume-weighted average price method.

3. Rank. The Series A Preferred Stock shall, with respect to rights to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock and any other class or series of stock of the Corporation the terms of which specifically provide that the holders of the Series A Preferred Stock are entitled to receive dividends or amounts distributable upon the liquidation, dissolution or winding up of the Corporation in preference or priority to the holders of such class or series (the “Junior Stock”); (b) on a parity with the Series 1 Convertible Redeemable Preferred Stock of the Corporation and any other class or series of stock of the Corporation the terms of which specifically provide that the holders of such class or series of stock and the Series A Preferred Stock are entitled to receive dividends and amounts distributable upon the liquidation, dissolution or winding up of the Corporation in proportion to their respective amounts of accumulated, accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (the “Parity Stock”); and (c) junior to any class or series of stock of the Corporation the terms of which specifically provide that the holders of such class or series are entitled to receive dividends or amounts distributable upon the liquidation, dissolution or winding up of the Corporation in preference or priority to the holders of the Series A Preferred Stock (the “Senior Stock”).

4. Dividends.

(a) Subject to the preferential rights of holders of any class or series of Senior Stock, holders of the Series A Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, cash dividends at the rate of 5.75% per annum of the initial stated value of $1,000 per share (the “Stated Value”) (equivalent to a fixed annual rate of $57.50 per share); provided, however, that the annual dividend rate on each share of Series A Preferred Stock shall be increased to 7.50% of the Stated Value (equivalent to a fixed annual rate of $75.00 per share) until the occurrence of a Listing Event, at which time, the dividend rate on each share of Series A Preferred Stock will revert automatically to 5.75% per annum of the Stated Value. The dividends on each share of Series A Preferred Stock shall be cumulative from the first date on which such share of Series A Preferred Stock is issued (the “Original Issue Date”) and shall be payable monthly on the 12th day of the month following the month for which the dividend was declared or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”); provided, that, no holder of any shares of Series A Preferred Stock shall be entitled to receive any dividends paid or payable on the Series A Preferred Stock with a Dividend Payment Date before the date such shares of Series A Preferred Stock are issued. Notwithstanding anything to the contrary contained herein, any and all accrued but unpaid dividends (whether or not declared) on each share of Mobile Preferred Stock exchanged in the Merger for a share of Series A Preferred Stock shall be treated for purposes of the Charter as if accrued by the Corporation with respect to such share of Series A Preferred Stock, including any unpaid dividends prior to the Original Issue Date and otherwise in accordance with this Section 4(a) (such amount with respect to each share of Series A Preferred Stock, not including the amount of any accrued and unpaid dividends paid in cash as part of the consideration paid in the Merger to the holder of such share of Mobile Preferred Stock for which the Series A Preferred Stock was exchanged, the “Mobile Preferred Accrual”). Any dividend payable on the Series A Preferred Stock for any partial dividend period shall be computed ratably on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable in arrears to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date (the “Dividend Record Date”) 15 days preceding the applicable Dividend Payment Date. The term “business day” shall mean any day, other than Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law to close, or a day which is or is declared a national or a New York state holiday.

(b) Holders of Series A Preferred Stock shall not be entitled to any dividends in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(c) No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears (including the Mobile Preferred Accrual).

(d) When dividends are not paid in full upon the Series A Preferred Stock (including the Mobile Preferred Accrual) or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series A Preferred Stock and any shares of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series A Preferred Stock and accumulated, accrued and unpaid on such Parity Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Parity Stock does not have a cumulative dividend).

(e) Except as set forth in the preceding paragraph, unless full cumulative dividends equal to the full amount of all accumulated, accrued and unpaid dividends on the Series A Preferred Stock have been, or are concurrently therewith, declared and paid, or declared and set apart for payment, for all past dividend periods, no dividends (other than dividends or distributions paid in shares of Junior Stock or options, warrants or rights to subscribe for or purchase shares of Junior Stock) shall be declared and paid or declared and set apart for payment by the Corporation and no other distribution of cash or other property may be declared and made, directly or indirectly, by the Corporation with respect to any shares of Junior Stock or Parity Stock, nor shall any shares of Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an equity incentive or benefit plan of the Corporation) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by the Corporation (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to subscribe for or purchase shares of Junior Stock), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of shares of Junior Stock or Parity Stock.

(f) Notwithstanding the foregoing provisions of this Section 4, the Corporation shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or other distribution on any Junior Stock or Parity Stock, or (ii) redeeming, purchasing or otherwise acquiring Junior Stock or Parity Stock, in each case, if such declaration, payment, setting apart for payment, redemption, purchase or other acquisition is necessary in order to comply with the restrictions on transfer and ownership set forth in Article VII of the Charter.

5. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution by the Corporation shall be made to or set apart for the holders of any shares of Junior Stock, the holders of shares of the Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation that are legally available for distribution to the stockholders, a liquidation preference equal to the Stated Value per share (the “Liquidation Preference”), plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not declared) to and including the date of payment (including the Mobile Preferred Accrual). Until the holders of the Series A Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the available assets of the Corporation, or proceeds thereof, distributable among the holders of the Series A Preferred Stock shall be insufficient to pay in full the above described Liquidation Preference and the liquidating payments on any shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series A Preferred Stock and any such Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Stock and any such Parity Stock if all amounts payable thereon were paid in full. After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of the Series A Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(b) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series A Preferred Stock and any Parity Stock, the holders of any classes or series of Junior Stock shall be entitled to receive any and all assets of the Corporation remaining to be paid or distributed, and the holders of the Series A Preferred Stock and any Parity Stock shall not be entitled to share therein.

(c) The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation, trust or entity with or into the Corporation, or the sale or transfer of all or substantially all of the assets or business of the Corporation or a statutory share exchange, shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation. A Listing Event shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(d) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of distribution to satisfy the preferential rights upon dissolution of holders of shares of the Series A Preferred Stock (including the Mobile Preferred Accrual) shall not be added to the Corporation’s total liabilities.

6. Conversion.

(a) Subject to the Corporation’s redemption rights set forth in Section 6(b), each share of Series A Preferred Stock is convertible into shares of Common Stock at the election of the holder thereof by written notice to the Corporation (each, a “Conversion Notice”). The Conversion Notice shall state: (i) the number of shares of Series A Preferred Stock to be converted; and (ii) that the shares of Series A Preferred Stock are to be converted pursuant to the applicable terms of the Series A Preferred Stock. Each such share of Series A Preferred Stock will convert into a number of shares of Common Stock determined by dividing (i) the sum of (A) 100% of the Stated Value plus (B) any accrued but unpaid dividends to, but not including, the Conversion Date (as defined below) (unless the Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividend will be included in such sum) by (ii) the conversion price of each share of Common Stock (the “Conversion Price”). The Conversion Price will be determined as follows:

i. Provided there has been a Listing Event, the Conversion Price for such share of Series A Preferred Stock will be equal to the VWAP per share of Common Stock of the Corporation (or its successor) for the 20 Trading Days prior to the delivery date of the Conversion Notice.

ii. If a Listing Event has not occurred, the Conversion Price for such share of Series A Preferred Stock will be equal to 100% of the Corporation’s net asset value per share of Common Stock (“NAV per share”), if then established, and until the Corporation establishes a NAV per share, the Conversion Price will be equal to $25.00, or the initial offering price per share of Common Stock in Mobile’s initial public offering.

A holder may elect to convert all or any portion of its shares of Series A Preferred Stock by delivering a Conversion Notice stating its desire to convert such number of shares of Series A Preferred Stock into Common Stock. Subject to the Corporation’s redemption rights set forth in Section 6(b) and Section 7, the conversion of the Series A Preferred Stock subject to a Conversion Notice (the “Conversion Shares”) into Common Stock will occur at the end of the 20th Trading Day after the Corporation’s receipt of such Conversion Notice (the “Conversion Date”).

(b) Notwithstanding the foregoing, upon a holder providing a Conversion Notice, the Corporation will have the right (but not the obligation) to redeem, in its sole discretion, any or all of the Conversion Shares at a redemption price, payable in cash, equal to 100% of the Stated Value of each share of Series A Preferred Stock, plus any accrued but unpaid dividends (including the Mobile Preferred Accrual) thereon to, but not including, the redemption date (the “Redemption Price”).

The Corporation, in its discretion, may elect to redeem any such shares of Series A Preferred Stock by delivering a written notice of redemption to the holder thereof on or prior to 10th Trading Day prior to the close of trading on the Conversion Date. If the Corporation elects to redeem such Conversion Shares, the Corporation shall pay the Redemption Price, without interest, to holder of the redeemed Conversion Shares promptly following the delivery of a notice of redemption pursuant to this Section 6, but, in any event, not later than the Conversion Date, which payment date shall also be the redemption date for purposes of this Section 6; provided, however, that if the Corporation exercises its redemption right pursuant to Section 7, such shares shall be redeemed in accordance with the procedures set forth in Section 7. If a notice of redemption is not delivered by the Corporation by the 10th Trading Day prior to the close of trading on the Conversion Date, the Conversion Shares shall thereafter convert into shares of Common Stock, effective as of the close of trading on the Conversion Date.

(c) Holders of Series A Preferred Stock shall not have the right to convert any shares that the Corporation has elected to redeem pursuant to this Section 6 or Section 7. Accordingly, if the Corporation has provided a notice of redemption with respect to some of all of the Series A Preferred Stock, holders of any Series A Preferred Stock that the Corporation has called for redemption shall not be permitted to exercise their conversion right pursuant to Section 6 in respect of any of the shares that have been called for redemption, and such shares of Series A Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date the applicable redemption price.

(d) Written notice as to the redemption of any Conversion Shares pursuant to this Section 6 shall be given by first class mail, postage pre-paid, to each such record holder of such shares of Series A Preferred Stock at the respective mailing addresses of each such holder as the same shall appear on the stock transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any such shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may then be listed or admitted to trading, such notice shall state: (i) the redemption date (which may not be after the Conversion Date); (ii) the Redemption Price payable on the redemption date, including without limitation a statement as to whether or not accumulated, accrued and unpaid dividends shall be payable as part of the Redemption Price, or payable on the next Dividend Payment Date to the record holder at the close of business on the relevant Dividend Record Date as described above; (iii) that the Series A Preferred Stock are being redeemed pursuant to this Section 6; and (iv) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such redemption date. If less than all the Conversion Shares are to be redeemed, the notice mailed to such holder also shall specify the number of Conversion Shares to be redeemed.

(e) If notice of redemption of any shares of Series A Preferred Stock has been given and if the funds necessary for such redemption have been set apart by the Corporation for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall be redeemed in accordance with the notice and shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the cash payable upon such redemption without interest thereon. No further action on the part of the holders of such shares shall be required.

(f) In the event of any conversion or redemption pursuant to Section 6, if the Conversion Date or redemption date, as applicable, occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such shares converted or called for redemption, as applicable, shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be payable in connection with the conversion or redemption of such shares.

(g) Notwithstanding anything to the contrary contained herein, no holder of shares of Series A Preferred Stock will be entitled to convert such shares of Series A Preferred Stock into shares of Common Stock to the extent that receipt of such shares of Common Stock would cause the holder of such shares of Common Stock (or any other person) to violate the restrictions on transfer and ownership set forth in Article VII of the Charter.

7. Optional Redemption by the Corporation.

(a) Except as provided in Section 6, the Series A Preferred Stock are not redeemable by the Corporation prior to the 20th Trading Day after the date of a Listing Event, if any. However, the Series A Preferred Stock shall be subject to the provisions of Article VII of the Charter. Pursuant to Article VII of the Charter, and without limitation of any provisions of such Article VII, the Series A Preferred Stock, together with all other stock of the Corporation, owned by a stockholder in excess of the Aggregate Stock Ownership Limit (as defined in the Charter) will automatically be transferred to a Trust (as defined in the Charter) for the benefit of a Charitable Beneficiary (as defined in the Charter) and the Corporation shall have the right to purchase such transferred shares from the Trust. For this purpose, the Market Price (as defined in the Charter) of Series A Preferred Stock shall equal the Stated Value, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of purchase.

(b) From time to time, on and after the 20th Trading Day after the date of a Listing Event, if any, the Corporation may, at its option, redeem such shares of the Series A Preferred Stock, in whole or from time to time, in part, at a redemption price equal to 100% of the Stated Value per share, plus all accumulated, accrued and unpaid dividends, if any, to and including the date fixed for redemption (including the Mobile Preferred Accrual) (the “Optional Redemption Date”).

(c) The Optional Redemption Date shall be selected by the Corporation and shall be 30 days after the date on which the Corporation sends a notice of redemption (the “Optional Redemption Notice”).

(d) If full cumulative dividends (including the Mobile Preferred Accrual) on all outstanding shares of Series A Preferred Stock have not been declared and paid or declared and set apart for payment for all past dividend periods, no shares of Series A Preferred Stock may be redeemed pursuant to this Section 7, unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed, and neither the Corporation nor any of its affiliates may purchase or otherwise acquire shares of Series A Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A Preferred Stock; provided, however, that the foregoing shall not prevent the redemption or purchase by the Corporation of shares of Series A Preferred Stock pursuant to Article VII of the Charter.

(e) If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to this Section 7, the Corporation shall select those shares to be redeemed pro rata or in such manner as the Board of Directors may determine.

(f) The Optional Redemption Notice shall be given by first class mail, postage pre-paid, to each such record holder of such shares of Series A Preferred Stock at the respective mailing addresses of each such holder as the same shall appear on the stock transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any such shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

(g) In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may then be listed or admitted to trading, the Optional Redemption Notice shall state: (i) the Optional Redemption Date; (ii) the redemption price payable on the Optional Redemption Date, including without limitation a statement as to whether or not accumulated, accrued and unpaid dividends shall be payable as part of the redemption price, or payable on the next Dividend Payment Date to the record holder at the close of business on the relevant Dividend Record Date as described above; (iii) whether the redemption price will be paid in cash or Common Stock; (iv) that the Series A Preferred Stock are being redeemed pursuant to Section 7; and (v) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such Optional Redemption Date. If less than all the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder also shall specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

(h) If the Optional Redemption Notice has been given and if the funds necessary for such redemption have been set apart by the Corporation for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then, from and after the Optional Redemption Date, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall be redeemed in accordance with the notice and shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the cash or Common Stock payable upon such redemption without interest thereon. No further action on the part of the holders of such shares shall be required.

(i) Pursuant to Section 6 above, the Corporation also shall have the right to redeem all or any portion of the Conversion Shares subject to a Conversion Notice for a cash payment to the holder thereof equal to the Redemption Price set forth in Section 6(b) above, by delivering a Redemption Notice to the holder of such Conversion Shares on or prior 10th Trading Day prior to the close of trading on the applicable Conversion Date.

(j) Subject to applicable law and the limitation on purchases when dividends on the Series A Preferred Stock are in arrears, the Corporation may, at any time and from time to time, purchase or otherwise acquire any shares of Series A Preferred Stock in the open market, by tender or by private agreement.

8. Redemption Price.

(a) The redemption price payable pursuant to any redemption pursuant to Section 7 (other than any redemption in connection with a Conversion Notice pursuant to Sections 6 and 7(i)) shall be paid in cash or, at the election of the Corporation in its sole discretion, in shares of Common Stock, based on the VWAP of the Common Stock for the 20 Trading Days immediately preceding the Optional Redemption Date; provided however, that if the shares of Common Stock are not then listed on a national securities exchange, then the value of the Common Stock will be equal to the then current NAV per share of Common Stock if then established by the Corporation. Until the establishment of a NAV per share, the value of the Common Stock for redemption purposes shall be equal to $25.00 or the initial offering price per share of Common Stock in Mobile’s initial public offering. For the avoidance of doubt, any accumulated, accrued and unpaid dividends, if any, with respect to shares of Series A Preferred Stock to be redeemed shall be paid in cash.

(b) Redemptions of shares of Series A Preferred Stock by the Corporation in connection with a Conversion Notice pursuant to Sections 6 and 7(i), if any, shall be paid in cash.

(c) In the event of any redemption pursuant to Section 7, if the Optional Redemption Date occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be payable as part of the redemption price for such shares.

9. No Fractional Shares. The Corporation shall not issue fractional shares of Common Stock upon any conversion pursuant to Section 6 or redemption pursuant to Section 7, but in lieu of fractional shares, the Corporation, at its sole discretion, may (i) eliminate a fractional interest by rounding up to a full share, (ii) arrange for the disposition of a fractional interest by the person entitled to it, (iii) pay cash for the fair value of a fractional share of stock determined as of the time when the person entitled to receive it is determined, or (iv) otherwise arrange for the disposition of the fractional interest in accordance with Section 2-214 of the Maryland General Corporation Law.

10. Appointment of Transfer Agent; Mechanics of Conversion and Redemption.

(a) The Corporation shall maintain or cause to be maintained a register in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration of shares of Series A Preferred Stock and of transfers of shares of Series A Preferred Stock for the purpose of registering shares of Series A Preferred Stock and of transfers of shares of Series A Preferred Stock as herein provided. The Corporation may appoint a registrar and one or more transfer agents for the Series A Preferred Stock as it shall determine. The Corporation may change the transfer agent without prior notice to any holder.

(b) If the Corporation elects to issue Common Stock upon any conversion pursuant to Section 6 or redemption pursuant to Section 7, the Corporation shall cause the transfer agent to, as soon as practicable, but not later than three (3) business days after the effective date of such conversion or redemption, register the number of shares of Common Stock to which such holder shall be entitled as a result of such redemption. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion or redemption shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the effective date of such conversion or redemption.

11. Reservation of Shares.

(a) The Corporation shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock, a sufficient number of shares of Common Stock to permit any conversion pursuant to Section 6 or redemption pursuant to Section 7 of the then outstanding shares of Series A Preferred Stock. All shares of Common Stock when issued upon redemption of shares of Series A Preferred Stock shall be validly issued, fully paid and nonassessable.

(b) Any shares of Series A Preferred Stock that shall at any time have been converted or redeemed pursuant to Section 6 or redeemed pursuant to Section 7 or otherwise acquired by the Corporation shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more classified and designated as part of a particular class or series by the Board of Directors.

12. Adjustments. If a conversion or redemption of any shares of Series A Preferred Stock pursuant to Section 6, Section 7 or Section 8 occurs less than 20 Trading Days after the Corporation: (i) declares a dividend or makes a distribution on the Common Stock payable in Common Stock, (ii) subdivides or splits the outstanding Common Stock, (iii) combines or reclassifies the outstanding Common Stock into a smaller number of shares or (iv) consolidates with, or merges with or into, any other person, or engages in any reorganization, reclassification or recapitalization that is effected in such a manner that the holders of Common Stock are entitled to receive stock, securities, cash or other assets with respect to or in exchange for Common Stock (other than as a cash dividend or distribution declared by the Corporation), the Stated Value shall be adjusted so that the conversion or redemption of the Series A Preferred Stock less than 20 Trading Days after such event shall entitle the holder to receive the aggregate number of shares of Common Stock or cash, which, if the Series A Preferred Stock had been converted or redeemed immediately prior to such event, such holder would have owned upon such conversion or redemption and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger, reorganization, reclassification or recapitalization.

13. Voting Rights. Holders of the Series A Preferred Stock shall not have any voting rights.

14. Restrictions on Transfer. The Series A Preferred Stock are subject to the provisions of Article VII of the Charter. In addition, no shares of Series A Preferred Stock may be sold or otherwise Transferred (as defined in the Charter) unless the holder thereof delivers evidence, to the satisfaction of the Corporation, that such sale or other Transfer (as defined in the Charter) of such shares of Series A Preferred Stock is made to an accredited investor solely in compliance with all federal and state securities laws. Series A Preferred Stock shall include the following legend and any other legends required by state securities laws and the Charter and Bylaws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Any sale or transfer of shares of Series A Preferred Stock made in violation of any federal or state securities law shall be void ab initio.

ANNEX B

SERIES 1 CONVERTIBLE REDEEMABLE PREFERRED STOCK

1. Designation and Number. A series of Preferred Stock, designated the “Series 1 Convertible Redeemable Preferred Stock” (the “Series 1 Preferred Stock”), is hereby established. The number of shares of Series 1 Preferred Stock shall be 97,000. The par value of the Series 1 Preferred Stock shall be $0.0001.

2. Definitions. In addition to the capitalized terms elsewhere defined herein, the following terms, when used herein, shall have the meanings indicated:

(a) “Listing Event” shall mean either (i) the listing of the Common Stock (as defined in the Charter) on a national securities exchange or (ii) a merger, sale of all or substantially all of the Corporation’s assets or another transaction, in each case, approved by the Board of Directors in which the holders of Common Stock will receive shares of common stock that are listed on a national securities exchange, or options or warrants to acquire shares of common stock that are listed on a national securities exchange, in exchange for their existing shares, options and warrants of the Corporation, as applicable.

(b) “Merger” shall mean the merger of Mobile (as defined below) with and into the Corporation, as contemplated by the Agreement and Plan of Merger, dated as of December 13, 2022, as amended by the First Amendment to Agreement and Plan of Merger, dated as of March 23, 2023, by and between the Corporation, Mobile and Queen Merger Sub I, a Maryland corporation.

(c) “Mobile” shall mean Mobile Infrastructure Corporation, a Maryland corporation.

(d) “Mobile Preferred Stock” shall mean the Series 1 Convertible Redeemable Preferred Stock, par value $0.0001 per share, of Mobile.

(e) “Nasdaq” shall mean the Nasdaq Stock Market.

(f) “Person” shall mean any company, limited liability company, partnership, trust, organization, association, other entity or individual.

(g) “Trading Day” shall mean, (i) if the Common Stock is listed or admitted to trading on Nasdaq, a day on which Nasdaq is open for the transaction of business, (ii) if the Common Stock is not listed or admitted to trading on Nasdaq but is listed or admitted to trading on another national securities exchange or automated quotation system, a day on which such national securities exchange or automated quotation system, as the case may be, on which the Common Stock is listed or admitted to trading is open for the transaction of business, or (iii) if the Common Stock is not listed or admitted to trading on any national securities exchange or automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(h) “VWAP” shall mean, for any Trading Day, the volume-weighted average price, calculated by dividing the aggregate value of Common Stock traded on Nasdaq during regular hours (price per share multiplied by number of shares traded) by the total volume (number of shares) of Common Stock traded on Nasdaq (or such other national securities exchange or automated quotation system on which the Common Stock is listed) for such Trading Day, or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day as determined by the Board of Directors in a commercially reasonable manner, using a volume-weighted average price method.

3. Rank. The Series 1 Preferred Stock shall, with respect to rights to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock and any other class or series of stock of the Corporation the terms of which specifically provide that the holders of the Series 1 Preferred Stock are entitled to receive dividends or amounts distributable upon the liquidation, dissolution or winding up of the Corporation in preference or priority to the holders of shares of such class or series (the “Junior Stock”); (b) on a parity with the Series A Convertible Redeemable Preferred Stock of the Corporation and any other class or series of stock of the Corporation the terms of which specifically provide that the holders of such class or series of stock and the Series 1 Preferred Stock are entitled to receive dividends and amounts distributable upon the liquidation, dissolution or winding up of the Corporation in proportion to their respective amounts of accumulated, accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (the “Parity Stock”); and (c) junior to any class or series of stock of the Corporation the terms of which specifically provide that the holders of such class or series are entitled to receive dividends or amounts distributable upon the liquidation, dissolution or winding up of the Corporation in preference or priority to the holders of the Series 1 Preferred Stock (the “Senior Stock”).

4. Dividends.

(a) Subject to the preferential rights of holders of any class or series of Senior Stock, holders of the Series 1 Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, cash dividends at the rate of 5.50% per annum of the initial stated value of $1,000 per share (the “Stated Value”) (equivalent to a fixed annual rate of $55.00 per share); provided, however, that the annual dividend rate on each share of Series 1 Preferred Stock shall be increased to 7.00% of the Stated Value (equivalent to a fixed annual rate of $70.00 per share) until the occurrence of a Listing Event, at which time, the dividend rate on each share of Series 1 Preferred Stock will revert automatically to 5.50% per annum of the Stated Value. The dividends on each share of Series 1 Preferred Stock shall be cumulative from the first date on which such shares of Series 1 Preferred Stock is issued (the “Original Issue Date”) and shall be payable monthly on the 12th day of the month following the month for which the dividend was declared or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”); provided, that, no holder of any shares of Series 1 Preferred Stock shall be entitled to receive any dividends paid or payable on the Series 1 Preferred Stock with a Dividend Payment Date before the date such shares of Series 1 Preferred Stock are issued. Notwithstanding anything to the contrary contained herein, any and all accrued but unpaid dividends (whether or not declared) on each share of Mobile Preferred Stock exchanged in the Merger for a share of Series 1 Preferred Stock shall be treated for purposes of the Charter as if accrued by the Corporation with respect to such share of Series 1 Preferred Stock, including any unpaid dividends prior to the Original Issue Date and otherwise in accordance with this Section 4(a) (such amount with respect to each share of Series 1 Preferred Stock, not including the amount of any accrued and unpaid dividends paid in cash as part of the consideration paid in the Merger to the holder of such share of Mobile Preferred Stock for which the Series 1 Preferred Stock was exchanged, the “Mobile Preferred Accrual”). Any dividend payable on the Series 1 Preferred Stock for any partial dividend period shall be computed ratably on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable in arrears to holders of record as they appear in the stock records of the Corporation at the close of business on the 24th day of each month (the “Dividend Record Date”). The term “business day” shall mean any day, other than Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law to close, or a day which is or is declared a national or a New York state holiday.

(b) Holders of Series 1 Preferred Stock shall not be entitled to any dividends in excess of cumulative dividends, as herein provided, on the Series 1 Preferred Stock. Any dividend payment made on the Series 1 Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(c) No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series 1 Preferred Stock that may be in arrears (including the Mobile Preferred Accrual).

(d) When dividends are not paid in full upon the Series 1 Preferred Stock (including the Mobile Preferred Accrual) or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series 1 Preferred Stock and any shares of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series 1 Preferred Stock and accumulated, accrued and unpaid on such Parity Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Parity Stock does not have a cumulative dividend).

(e) Except as set forth in the preceding paragraph, unless full cumulative dividends equal to the full amount of all accumulated, accrued and unpaid dividends on the Series 1 Preferred Stock have been, or are concurrently therewith, declared and paid, or declared and set apart for payment, for all past dividend periods, no dividends (other than dividends or distributions paid in shares of Junior Stock or options, warrants or rights to subscribe for or purchase shares of Junior Stock) shall be declared and paid or declared and set apart for payment by the Corporation and no other distribution of cash or other property may be declared and made, directly or indirectly, by the Corporation with respect to any shares of

Junior Stock or Parity Stock, nor shall any shares of Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an equity incentive or benefit plan of the Corporation) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by the Corporation (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to subscribe for or purchase shares of Junior Stock), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of shares of Junior Stock or Parity Stock.

(f) Notwithstanding the foregoing provisions of this Section 4, the Corporation shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or other distribution on any shares of Junior Stock or Parity Stock, or (ii) redeeming, purchasing or otherwise acquiring Junior Stock or Parity Stock, in each case, if such declaration, payment, setting apart for payment, redemption, purchase or other acquisition is necessary in order to comply with the restrictions on transfer and ownership set forth in Article VII of the Charter.

5. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution by the Corporation shall be made to or set apart for the holders of any shares of Junior Stock, the holders of shares of the Series 1 Preferred Stock shall be entitled to be paid out of the assets of the Corporation that are legally available for distribution to the stockholders, a liquidation preference equal to the Stated Value per share (the “Liquidation Preference”), plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not declared) to and including the date of payment (including the Mobile Preferred Accrual). Until the holders of the Series 1 Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the available assets of the Corporation, or proceeds thereof, distributable among the holders of the Series 1 Preferred Stock shall be insufficient to pay in full the above described Liquidation Preference and the liquidating payments on any shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series 1 Preferred Stock and any such Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series 1 Preferred Stock and any such Parity Stock if all amounts payable thereon were paid in full. After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of the Series 1 Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(b) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series 1 Preferred Stock and any Parity Stock, the holders of any classes or series of Junior Stock shall be entitled to receive any and all assets of the Corporation remaining to be paid or distributed, and the holders of the Series 1 Preferred Stock and any Parity Stock shall not be entitled to share therein.

(c) The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation, trust or entity with or into the Corporation, or the sale or transfer of all or substantially all of the assets or business of the Corporation or a statutory share exchange, shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation. A Listing Event shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(d) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of distribution to satisfy the preferential rights upon dissolution of holders of shares of the Series 1 Preferred Stock (including the Mobile Preferred Accrual) shall not be added to the Corporation’s total liabilities.

6. Conversion.

(a) Subject to the Corporation’s redemption rights set forth in Section 6(b), each share of Series 1 Preferred Stock is convertible into shares of Common Stock at the election of the holder thereof by written notice to the Corporation (each, a “Conversion Notice”). The Conversion Notice shall state: (i) the number of shares of Series 1 Preferred Stock to be converted; and (ii) that the shares of Series 1 Preferred Stock are to be converted pursuant to the applicable terms of the Series 1 Preferred Stock. Each such share of Series 1 Preferred Stock will convert into a number of shares of Common Stock determined by dividing (i) the sum of (A) 100% of the Stated Value plus (B) any accrued but unpaid dividends to, but not including, the Conversion Date (as defined below) (unless the Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividend will be included in such sum) by (ii) the conversion price of each share of Common Stock (the “Conversion Price”). The Conversion Price will be determined as follows:

i. Provided there has been a Listing Event, the Conversion Price for such share of Series 1 Preferred Stock will be equal to the VWAP per share of Common Stock of the Corporation (or its successor) for the 20 Trading Days prior to the delivery date of the Conversion Notice.

ii. If a Listing Event has not occurred, the Conversion Price for such share of Series 1 Preferred Stock will be equal to 100% of the Corporation’s net asset value per share of Common Stock (“NAV per share”), if then established, and until the Corporation establishes a NAV per share, the Conversion Price will be equal to $25.00, or the initial offering price per share of common stock in Mobile’s initial public offering.

A holder may elect to convert all or any portion of its shares of Series 1 Preferred Stock by delivering a Conversion Notice stating its intent to convert such number of shares of Series 1 Preferred Stock into Common Stock. Subject to the Corporation’s redemption rights set forth in Section 6(b) and Section 7, the conversion of the shares of Series 1 Preferred Stock subject to a Conversion Notice (the “Conversion Shares”) into shares of Common Stock will occur at the end of the 20th Trading Day after the Corporation’s receipt of such Conversion Notice (the “Conversion Date”).

(b) Notwithstanding the foregoing, upon a holder providing a Conversion Notice, the Corporation will have the right (but not the obligation) to redeem, in its sole discretion, any or all of the Conversion Shares at a redemption price, payable in cash, equal to 100% of the Stated Value of each share of Series 1 Preferred Stock, plus any accrued but unpaid dividends (including the Mobile Preferred Accrual) thereon to, but not including, the redemption date (the “Redemption Price”):

The Corporation, in its discretion, may elect to redeem, in whole or in part, any such shares of Series 1 Preferred Stock by delivering a written notice of redemption to the holder thereof on or prior to 10th Trading Day prior to the close of trading on the Conversion Date. If the Corporation elects to redeem such Conversion Shares, the Corporation shall pay the Redemption Price, without interest, to holder of the redeemed Conversion Shares promptly following the delivery of a notice of redemption pursuant to this Section 6, but, in any event, not later than the Conversion Date, which payment date shall also be the redemption date for purposes of this Section 6; provided, however, that if the Corporation exercises its redemption right pursuant to Section 7, such shares shall be redeemed in accordance with the procedures set forth in Section 7. If a notice of redemption is not delivered by the Corporation by the 10th Trading Day prior to the close of trading on the Conversion Date, the Conversion Shares shall thereafter convert into shares of Common Stock, effective as of the close of trading on the Conversion Date.

(c) Holders of Series 1 Preferred Stock shall not have the right to convert any shares that the Corporation has elected to redeem pursuant to this Section 6 or Section 7. Accordingly, if the Corporation has provided a notice of redemption with respect to some of all of the Series 1 Preferred Stock, holders of any Series 1 Preferred Stock that the Corporation has called for redemption shall not be permitted to exercise their conversion right pursuant to Section 6 in respect of any of the shares that have been called for redemption, and such shares of Series 1 Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date the applicable redemption price.

(d) Written notice as to the redemption of any Conversion Shares pursuant to this Section 6 shall be given by first class mail, postage pre-paid, to each such record holder of such shares of Series 1 Preferred Stock at the respective mailing addresses of each such holder as the same shall appear on the stock transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any such shares of Series 1 Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which Series 1 Preferred Stock may then be listed or admitted to trading, such notice shall state: (i) the redemption date (which may not be after the Conversion Date); (ii) the Redemption Price payable on the redemption date, including, without limitation, a statement as to whether or not accumulated, accrued and unpaid dividends shall be payable as part of the Redemption Price, or payable on the next Dividend Payment Date to the record holder at the close of business on the relevant Dividend Record Date as described above; (iii) that the Series 1 Preferred Stock is being redeemed pursuant to this Section 6; and (iv) that dividends on the shares of Series 1 Preferred Stock to be redeemed will cease to accrue on such redemption date. If less than all the Conversion Shares are to be redeemed, the notice mailed to such holder also shall specify the number of Conversion Shares to be redeemed.

(e) If notice of redemption of any shares of Series 1 Preferred Stock has been given and if the funds necessary for such redemption have been set apart by the Corporation for the benefit of the holders of any shares of Series 1 Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series 1 Preferred Stock, such shares of Series 1 Preferred Stock shall be redeemed in accordance with the notice and shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the cash payable upon such redemption without interest thereon. No further action on the part of the holders of such shares shall be required.

(f) In the event of any conversion or redemption pursuant to Section 6, if the Conversion Date or redemption date, as applicable, occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such shares converted or called for redemption, as applicable, shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be payable in connection with the conversion or redemption of such shares.

(g) Notwithstanding anything to the contrary contained herein, no holder of shares of Series 1 Preferred Stock will be entitled to convert such shares of Series 1 Preferred Stock into shares of Common Stock to the extent that receipt of such shares of Common Stock would cause the holder of such shares of Common Stock (or any other person) to violate the restrictions on transfer and ownership set forth in Article VII of the Charter.

7. Optional Redemption by the Corporation.

(a) Except as provided in Section 6, the Series 1 Preferred Stock are not redeemable by the Corporation prior to the 20th Trading Day after the date of a Listing Event, if any. However, the Series 1 Preferred Stock shall be subject to the provisions of Article VII of the Charter. Pursuant to Article VII of the Charter, and without limitation of any provisions of such Article VII, the Series 1 Preferred Stock, together with all other stock of the Corporation, owned by a stockholder in excess of the Aggregate Stock Ownership Limit

(as defined in the Charter) will automatically be transferred to a Trust (as defined in the Charter) for the benefit of a Charitable Beneficiary (as defined in the Charter) and the Corporation shall have the right to purchase such transferred shares from the Trust. For this purpose, the Market Price (as defined in the Charter) of Series 1 Preferred Stock shall equal the Stated Value, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of purchase.

(b) From time to time, on and after the 20th Trading Day after the date of a Listing Event, if any, the Corporation may, at its option, redeem such shares of the Series 1 Preferred Stock, in whole or from time to time, in part, at a redemption price equal to 100% of the Stated Value per share, plus all accumulated, accrued and unpaid dividends, if any, to and including the date fixed for redemption (including the Mobile Preferred Accrual) (the “Optional Redemption Date”).

(c) The Optional Redemption Date shall be selected by the Corporation and shall be 30 days after the date on which the Corporation sends a notice of redemption (the “Optional Redemption Notice”).

(d) If full cumulative dividends (including the Mobile Preferred Accrual) on all outstanding shares of Series 1 Preferred Stock have not been declared and paid or declared and set apart for payment for all past dividend periods, no shares of Series 1 Preferred Stock may be redeemed pursuant to this Section 7, unless all outstanding shares of Series 1 Preferred Stock are simultaneously redeemed, and neither the Corporation nor any of its affiliates may purchase or otherwise acquire shares of Series 1 Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series 1 Preferred Stock; provided, however, that the foregoing shall not prevent the redemption or purchase by the Corporation of shares of Series 1 Preferred Stock pursuant to Article VII of the Charter.

(e) If fewer than all the outstanding shares of Series 1 Preferred Stock are to be redeemed pursuant to this Section 7, the Corporation shall select those shares to be redeemed pro rata or in such manner as the Board of Directors may determine.

(f) The Optional Redemption Notice shall be given by first class mail, postage pre-paid, to each such record holder of such shares of Series 1 Preferred Stock at the respective mailing addresses of each such holder as the same shall appear on the stock transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any such shares of Series 1 Preferred Stock except as to the holder to whom notice was defective or not given.

(g) In addition to any information required by law or by the applicable rules of any exchange upon which Series 1 Preferred Stock may then be listed or admitted to trading, the Optional Redemption Notice shall state: (i) the Optional Redemption Date; (ii) the redemption price payable on the Optional Redemption Date, including without limitation a statement as to whether or not accumulated, accrued and unpaid dividends shall be payable as part of the redemption price, or payable on the next Dividend Payment Date to the record holder at the close of business on the relevant Dividend Record Date as described above; (iii) whether the redemption price will be paid in cash or Common Stock; (iv) that the Series 1 Preferred Stock is being redeemed pursuant to Section 7; and (v) that dividends on the shares of Series 1 Preferred Stock to be redeemed will cease to accrue on such Optional Redemption Date. If less than all the shares of Series 1 Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder also shall specify the number of shares of Series 1 Preferred Stock held by such holder to be redeemed.

(h) If the Optional Redemption Notice has been given and if the funds necessary for such redemption have been set apart by the Corporation for the benefit of the holders of any shares of Series 1 Preferred Stock so called for redemption, then, from and after the Optional Redemption Date, dividends will cease to accrue on such shares of Series 1 Preferred Stock, such shares of Series 1 Preferred Stock shall be redeemed in accordance with the notice and shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the cash or Common Stock payable upon such redemption without interest thereon. No further action on the part of the holders of such shares shall be required.

(i) Pursuant to Section 6 above, the Corporation also shall have the right to redeem all or any portion of the Conversion Shares subject to a Conversion Notice for a cash payment to the holder thereof equal to the Redemption Price set forth in Section 6(b) above, by delivering a Redemption Notice to the holder of such Conversion Shares on or prior 10th Trading Day prior to the close of trading on the applicable Conversion Date.

(j) Subject to applicable law and the limitation on purchases when dividends on the Series 1 Preferred Stock are in arrears, the Corporation may, at any time and from time to time, purchase or otherwise acquire any shares of Series 1 Preferred Stock in the open market, by tender or by private agreement.

8. Redemption Price.

(a) The redemption price payable pursuant to any redemption pursuant to Section 7 (other than any redemption in connection with a Conversion Notice pursuant to Sections 6 and 7(i)) shall be paid in cash or, at the election of the Corporation in its sole discretion, in shares of Common Stock, based on the VWAP of the Common Stock for the 20 Trading Days immediately preceding the Optional Redemption Date; provided however, that if the shares of Common Stock are not then listed on a national securities exchange, then the value of the Common Stock will be equal to the then current NAV per share of Common Stock if then established by the Corporation. Until the establishment of a NAV per share, the value of the Common Stock for redemption purposes shall be equal to $25.00, or the initial offering price per share of common stock in Mobile’s initial public offering. For the avoidance of doubt, any accumulated, accrued and unpaid dividends, if any, with respect to shares of Series 1 Preferred Stock to be redeemed shall be paid in cash.

(b) Redemptions of shares of Series 1 Preferred Stock by the Corporation in connection with a Conversion Notice pursuant to Sections 6 and 7(i), if any, shall be paid in cash.

(c) In the event of any redemption pursuant to Section 7, if the Optional Redemption Date occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be payable as part of the redemption price for such shares.

9. No Fractional Shares. The Corporation shall not issue fractional shares of Common Stock upon any conversion pursuant to Section 6 or redemption pursuant to Section 7, but in lieu of fractional shares, the Corporation, at its sole discretion, may (i) eliminate a fractional interest by rounding up to a full share, (ii) arrange for the disposition of a fractional interest by the person entitled to it, (iii) pay cash for the fair value of a fractional share of stock determined as of the time when the person entitled to receive it is determined, or (iv) otherwise arrange for the disposition of the fractional interest in accordance with Section 2-214 of the Maryland General Corporation Law.

10. Appointment of Transfer Agent; Mechanics of Conversion and Redemption.

(a) The Corporation shall maintain or cause to be maintained a register in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration of shares of Series 1 Preferred Stock and of transfers of shares of Series 1 Preferred Stock for the purpose of registering shares of Series 1 Preferred Stock and of transfers of shares of Series 1 Preferred Stock as herein provided. The Corporation may appoint a registrar and one or more transfer agents for the Series 1 Preferred Stock as it shall determine. The Corporation may change the transfer agent without prior notice to any holder.

(b) If the Corporation elects to issue Common Stock upon any conversion pursuant to Section 6 or redemption pursuant to Section 7, the Corporation shall cause the transfer agent to, as soon as practicable, but not later than three (3) business days after the effective date of such conversion or redemption, register the number of shares of Common Stock to which such holder shall be entitled as a result of such redemption. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion or redemption shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the effective date of such conversion or redemption.

11. Reservation of Shares.

(a) The Corporation shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit any conversion pursuant to Section 6 or redemption pursuant to Section 7 of the then outstanding shares of Series 1 Preferred Stock. All shares of Common Stock when issued upon redemption of shares of Series 1 Preferred Stock shall be validly issued, fully paid and nonassessable.

(b) Any share of Series 1 Preferred Stock that shall at any time have been converted or redeemed pursuant to Section 6 or redeemed pursuant to Section 7 or otherwise acquired by the Corporation shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more classified and designated as part of a particular class or series by the Board of Directors.

12. Adjustments. If a conversion or redemption of any shares of Series 1 Preferred Stock pursuant to Section 6, Section 7 or Section 8 occurs less than 20 Trading Days after the Corporation: (i) declares a dividend or makes a distribution on the Common Stock payable in Common Stock, (ii) subdivides or splits the outstanding Common Stock, (iii) combines or reclassifies the outstanding Common Stock into a smaller number of shares or (iv) consolidates with, or merges with or into, any other person, or engages in any reorganization, reclassification or recapitalization that is effected in such a manner that the holders of Common Stock are entitled to receive stock, securities, cash or other assets with respect to or in exchange for Common Stock (other than as a cash dividend or distribution declared by the Corporation), the Stated Value shall be adjusted so that the conversion or redemption of the Series 1 Preferred Stock less than 20 Trading Days after such event shall entitle the holder to receive the aggregate number of shares of Common Stock or cash, which, if the Series 1 Preferred Stock had been converted or redeemed immediately prior to such event, such holder would have owned upon such conversion or redemption and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger, reorganization, reclassification or recapitalization.

13. Voting Rights. Holders of the Series 1 Preferred Stock shall not have any voting rights.

14. Restrictions on Transfer. The Series 1 Preferred Stock are subject to the provisions of Article VII of the Charter. In addition, no shares of Series 1 Preferred Stock may be sold or otherwise Transferred (as defined in the Charter) unless the holder thereof delivers evidence, to the satisfaction of the Corporation, that such sale or other Transfer (as defined in the Charter) of such shares of Series 1 Preferred Stock is made to an accredited investor solely in compliance with all federal and state securities laws. Shares of Series 1 Preferred Stock shall include the following legend and any other legends required by state securities laws and the Charter and Bylaws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Any sale or transfer of shares of Series 1 Preferred Stock made in violation of any federal or state securities law shall be void ab initio.

ANNEX C

SERIES 2 CONVERTIBLE PREFERRED STOCK

1. Designation and Number. A series of Preferred Stock, designated the “Series 2 Convertible Preferred Stock” (the “Series 2 Preferred Stock”), is hereby established. The par value of the Series 2 Preferred Stock is $0.0001 per share. The number of shares of Series 2 Preferred Stock shall be 60,000.

2. Rank. The Series 2 Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (i) prior or senior to the Series A Convertible Redeemable Preferred Stock of the Corporation, the Series 1 Convertible Redeemable Preferred Stock of the Corporation, any class or series of Common Stock of the Corporation and any other class or series of equity securities, if the holders of Series 2 Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series (“Junior Stock”); (ii) on a parity with any class or series of equity securities of the Corporation if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the holders of the Series 2 Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up of the Corporation in proportion to their respective amounts of accrued and unpaid dividends per share (if any) or liquidation preferences, without preference or priority one over the other (“Parity Stock”); (iii) junior to any class or series of equity securities of the Corporation if, pursuant to the specific terms of such class or series, the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation in preference or priority to the holders of the Series 2 Preferred Stock (“Senior Stock”); and (iv) junior to all of the existing and future indebtedness of the Corporation. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series 2 Preferred Stock.

3. Dividends.

(a) Holders of shares of the Series 2 Preferred Stock are entitled to receive, when and as authorized by the Board of Directors and declared by the Corporation, out of funds of the Corporation legally available for the payment of dividends, dividends at a cumulative annual rate of 10.0% of the $1,000.00 per share liquidation preference for the period beginning from, and including, the original date of issuance of such share of Series 2 Preferred Stock and ending on the Dividend Payment Date (as defined below); provided that the if the Dividend Payment Date occurs prior to the first anniversary of the original date of issuance of such share of Series 2 Preferred Stock, Holders of such share shall receive dividends at a cumulative annual rate of 10.0% of the $1,000.00 per share liquidation preference for a period of one year. Dividends shall be payable in kind only on a single payment date and shall not be payable in cash. Dividends shall be payable on the date (and immediately preceding the time) that the Series 2 Preferred Stock converts into Common Stock in accordance with Section 5 (the “Dividend Payment Date”); provided, that if the Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the preceding or succeeding Business Day with the same force and effect as if paid on such Dividend

Payment Date and no interest, additional dividends or other sums shall accrue thereon. Dividends will be payable to holders of record as they appear in the stock records of the Corporation for the Series 2 Preferred Stock at the close of business one (1) Business Day immediately preceding the Dividend Payment Date (the “Dividend Record Date”). For the avoidance of doubt, each share of Series 2 Preferred Stock outstanding on the Dividend Record Date shall be entitled to the same dividend on the Dividend Payment Date, whether or not such share was issued and outstanding for the entire dividend period.

(b) The number of shares of Series 2 Preferred Stock to be issued in payment of such dividend in kind with respect to each outstanding share of Series 2 Preferred Stock shall be determined by dividing (i) the amount of such dividend per share by (ii) the $1,000.00 liquidation preference per share of Series 2 Preferred Stock.

(c) No dividends on shares of Series 2 Preferred Stock shall be authorized by the Board of Directors or declared or paid or set apart for payment by the Corporation if such authorization, declaration, payment or setting apart for payment shall be restricted or prohibited by applicable law.

(d) In determining for purposes of Section 2-311 of the Maryland General Corporation Law or otherwise under the Maryland General Corporation Law whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation), by dividend, redemption or otherwise, is permitted, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of the Series 2 Preferred Stock will not be added to the total liabilities of the Corporation.

(e) “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

4. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution shall be made to or set apart for the holders of any Junior Stock, the holders of Series 2 Preferred Stock shall be entitled to receive a liquidation preference equal to the greater of (i) $1,000.00 per share, plus an amount equal to all accrued and unpaid dividends, determined, for purposes of calculating any accrued and unpaid dividends, as if the date of final distribution to such holders is the Dividend Payment Date (the “Liquidation Amount”), and (ii) such amount per share as would have been payable had all shares of Series 2 Preferred Stock been converted into Common Stock pursuant to Section 5 immediately prior to such liquidation, dissolution or winding up. If upon any liquidation, dissolution or winding up of the Corporation, its assets, or proceeds thereof, distributable among the holders of Series 2 Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series 2 Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series 2 Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full.

(b) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series 2 Preferred Stock and any holders of Parity Stock, any other class or series of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series 2 Preferred Stock shall not be entitled to share therein.

(c) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 10 or more than 60 days prior to the payment date stated therein, to each record holder of the Series 2 Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(d) None of a consolidation or merger of the Corporation with or into another entity, a merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease or conveyance of all or substantially all of the Corporation’s property or business shall be considered a liquidation, dissolution or winding up of the Corporation.

5. Mandatory Conversion.

(a) Upon the earlier of (i) thirty (30) days after the date that the Common Stock first becomes listed on Nasdaq, the New York Stock Exchange or the NYSE American; provided that (x) there has been no suspension or removal from listing during such thirty (30)-day period and (y) such date shall, in no case, occur prior to December 31, 2023; or (ii) a Change of Control (as defined below), all outstanding shares of Series 2 Preferred Stock will automatically convert into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Liquidation Amount by the Conversion Price in effect at the time of conversion. The “Conversion Price” means $3.67, which initial Conversion Price, and the rate at which shares of Series 2 Preferred Stock shall be converted into shares of Common Stock, is subject to adjustment in accordance with this Section 5. “Change of Control” means (i) any sale, transfer, conveyance or disposition in one or a series of transactions of all or substantially all of the consolidated assets of the Corporation to a person, other than to a subsidiary of the Corporation or a person that becomes a subsidiary of the Corporation; or (ii) any sale, consolidation, merger, recapitalization or other transaction of the Corporation with or into another person (whether or not the Corporation is the surviving entity) that results in the holders of Common Stock (including shares of Common Stock determined on an as-converted basis assuming all Series 2 Preferred Stock then outstanding had been converted pursuant to this Section 5 as of immediately prior to such sale, consolidation or merger) immediately prior to such sale, consolidation, merger, recapitalization or other transaction failing to hold at least a majority of the shares of Common Stock (or other stock of the resulting entity or its parent company, as determined on an as-converted basis); provided that the initial business combination of the Corporation’s predecessor, Fifth Wall Acquisition Corp. III, shall not constitute a Change of Control.

(b) Procedural Requirements. The Corporation shall notify in writing or by electronic transmission all holders of record of shares of Series 2 Preferred Stock of the mandatory conversion of the shares of Series 2 Preferred Stock pursuant to Section 5(a). Unless otherwise provided herein, the notice need not be sent in advance of the occurrence of the mandatory conversion. Effective upon the mandatory conversion or as soon as practicable thereafter, the Corporation shall issue and deliver to such holder, or to such holder’s nominee(s), the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof in book-entry form, together with cash as provided in Section 5(c) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion.

(c) Fractional Shares. No fractional shares of Common Stock will be issued upon conversion of the Series 2 Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the closing price of the Common Stock as reported by the NYSE American (or such other national securities exchange or automated quotation system on which the Common Stock is listed) on the effective date of the conversion (or if such date is not a trading day, then the closing price shall be determined as of the next succeeding trading day). Whether or not fractional shares would be issuable upon such conversion will be determined on the basis of the total number of shares of Series 2 Preferred Stock held by a stockholder at the time and the aggregate number of shares of Common Stock issuable to the stockholder upon such conversion.

(d) Reservation of Shares. For the purpose of effecting the conversion of the Series 2 Preferred Stock, the Corporation shall at all times while any share of Series 2 Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued stock, that number of its authorized but unissued shares of Common Stock as may from time to time be sufficient to effect the conversion of all outstanding shares of Series 2 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then-outstanding shares of Series 2 Preferred Stock, the Corporation shall use its best efforts to cause such corporate action to be taken as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(e) Effect of Conversion. All shares of Series 2 Preferred Stock that shall have been converted into Common Stock as provided herein shall no longer be deemed to be outstanding and all rights with respect to such shares will immediately cease and terminate at the conversion time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 5(c). Any shares of Series 2 Preferred Stock so converted shall be returned to the status of authorized but unissued shares of Series 2 Preferred Stock.

(f) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the date on which the first share of Series 2 Preferred Stock is issued by the Corporation (such date referred to herein as the “Original Issue Date”) effects a subdivision of the outstanding shares of Common Stock (including a subdivision effected by payment of a stock dividend), the Conversion Price for the Series 2 Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series 2 Preferred Stock will be increased in proportion to the increase in the aggregate number of shares of Common Stock outstanding. If the Corporation at any time or from time to time after the Original Issue Date combines the outstanding shares of Common Stock, the Conversion Price for the Series 2 Preferred Stock in effect immediately before the combination will be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section 5(f) becomes effective at the close of business on the date the subdivision or combination becomes effective.

(g) No Voluntary Conversion. Except as set forth in this Section 5, the shares of Series 2 Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, and shares of Series 2 Preferred Stock shall not be voluntarily convertible at the election of the holder thereof or otherwise.

6. Limited Voting Rights. Except as otherwise set forth herein, the holders of Series 2 Preferred Stock shall not have any voting rights, and the consent of the holders thereof shall not be required for the taking of any action by the Corporation. In any matter in which the holders of Series 2 Preferred Stock are entitled to vote, each such holder shall have the right to one vote for each share of Series 2 Preferred Stock held by such holder. The holders of shares of Series 2 Preferred Stock shall have exclusive voting rights on any amendment to the Charter that would alter the contract rights, as expressly set forth in the Charter, of only the Series 2 Preferred Stock.

7. No Redemption Rights. Except in connection with a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the shares of Series 2 Preferred Stock are not otherwise redeemable at the election of the Corporation.

8. Preemptive Rights.

(a) Each holder of Series 2 Preferred Stock shall have the right to purchase its Pro Rata Amount (as defined below) of any New Securities (as defined below) that the Corporation may, from time to time, propose to sell and issue. In the event the Corporation proposes to issue any New Securities, it shall give all holders of Series 2 Preferred Stock written or electronic notice, at their last addresses as they shall appear on the stock transfer records of the Corporation, at least 10 days before such issuance, describing the New Securities, the price and number of shares (or principal amount) and the general terms upon which the Corporation proposes to issue the same. Each such holder shall have 10 days from the date of receipt of any such notice to agree to purchase up to the amount of New Securities equal to such holder’s Pro Rata Amount of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Corporation at its principal office or such other address as may be specified by the Corporation in its notice to the holders, of such holder’s intention to purchase such New Securities at the initial closing of the sale of New Securities and the number of such New Securities that such holder intends to purchase.

(b) If a holder of Series 2 Preferred Stock fails to exercise in full its right of participation within said 10 day period as set forth in Section 8(a), the Corporation shall have 180 days thereafter to sell additional amounts of New Securities as to which such holder’s option was not exercised, at the same price as specified in the Corporation’s notice and upon terms (other than price) no more favorable in any material respect to the buyer thereof than the terms specified in the Corporation’s notice. The Corporation shall not issue or sell any additional amounts of New Securities after the expiration of such 180-day period without first offering such securities to the holders of Series 2 Preferred Stock in the manner provided in Section 8(a) above.

(c) For purposes of this Section 8, the term “Pro Rata Amount” means, at any time, with respect to any holder of Series 2 Preferred Stock, the ratio of (a) the number of shares of Common Stock into which the Series 2 Preferred Stock held by such holder are then convertible, to (b) the total number of shares of Common Stock of the Corporation outstanding (on a fully diluted basis), including all outstanding securities convertible into or exchangeable or exercisable for shares of Common Stock on an as-converted or exercised basis (including, without limitation, the Series 2 Preferred Stock and outstanding options and warrants exercisable for shares of Common Stock); and “New Securities” means any shares of stock of the Corporation, whether or not now authorized, and securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for shares of stock, other than (1) the Series 2 Preferred Stock issued on or about August 25, 2023 and shares of Common Stock issued upon conversion thereof, (2) shares of Common Stock and/or options, warrants or other purchase rights exercisable for shares of Common Stock, and the shares of Common Stock issued pursuant to such options, warrants or other rights issued or to be issued to employees, officers or directors of, or consultants to the Corporation or any subsidiary of the Corporation pursuant to the Corporation’s 2023 Incentive Award Plan or any other stock purchase, stock option or stock incentive plans, dividend reinvestment or other arrangements approved by the Board of Directors; (3) securities issued in the initial business combination of the Corporation’s predecessor, Fifth Wall Acquisition Corp. III, or as consideration for the Corporation’s bona fide arms-length acquisition of another business enterprise by merger, purchase of all or substantially all assets, purchase of shares, or other reorganization approved by the Board of Directors; (4) shares of Common Stock issued upon the redemption, exchange or conversion of equity interests in Mobile Infra Operating Company, LLC or its successor; (5) shares of Common Stock issued pursuant to options, warrants, notes or other rights to acquire securities of the Corporation (or any subsidiary or predecessor entity) outstanding as of August 25, 2023; and (6) securities issued in any share split, stock dividend or recapitalization of the Corporation for which an adjustment is made to the terms of conversion of the Series 2 Preferred Stock under Section 5 herein.

(d) The preemptive rights provided for in this Section 8 shall terminate and be of no further force and effect from and after a conversion effected under Section 5 above.

9. Restrictions on Ownership and Transfer of Shares. The Series 2 Preferred Stock shall be subject to the restrictions on ownership and transfer set forth in Article VII of the Charter. Pursuant to Article VII of the Charter, and without limitation of any provisions of such Article VII, shares of Series 2 Preferred Stock together with other shares of Capital Stock owned by a stockholder in excess of the Aggregate Stock Ownership Limit or Ownership Limit, as applicable, shall automatically be transferred to a Trust for the benefit of the Charitable Beneficiary.

10. Status of Reacquired Shares. Any shares of Series 2 Preferred Stock that shall at any time have been acquired by the Corporation shall have the status of authorized but unissued shares of Series 2 Preferred Stock until such shares are once more reclassified and designated as part of a particular class or series of stock by the Board of Directors.

11. Waiver of Notice. Whenever any notice is required to be given pursuant to the terms of the Series 2 Preferred Stock set forth herein or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

12. Withholding. The Corporation and any other applicable withholding agent shall be entitled to deduct and withhold from any amount actually or deemed paid or distributed with respect to the Series 2 Preferred Stock, Common Stock or other securities issued upon conversion of the Series 2 Preferred Stock and any adjustments to the Conversion Price of the Series 2 Preferred Stock, in each case, to the extent required by applicable law. To the extent that any amount is so deducted or withheld, such amount shall be treated as having been paid to the person in respect of which such deduction and withholding was made.